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                                                              EXHIBIT 10.33



                                PLEDGE AGREEMENT


            This Pledge Agreement is made and entered into as of August 14, 1998, between Andrew J. Sobel ("Borrower"), and Arden Realty, Inc., a Maryland corporation (the "Company").

                                    RECITALS

            A. The Company has loaned to Borrower $1,000,000.00 as evidenced by a promissory note dated as of August 14, 1998 (the "Note"), which was used by Borrower to purchase an aggregate of 42,553 shares of the Company's common stock (the "Pledged Shares") pursuant to the terms of The 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership.

            B. Borrower desires to grant a security interest in the Pledged Shares to the Company to secure payment of the Note.

                                    AGREEMENT

            Now, therefore, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1. Creation of Security Interest. Borrower hereby grants to the Company a security interest in all of Borrower's right, title and interest in and to the collateral described in section 2 hereinbelow (the "Collateral") in order to secure the payment and performance of the obligations described in section 3 hereinbelow.

            2.    Collateral. The Collateral under this Pledge Agreement is:

                  (a)   The Pledged Shares;


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                  (b)   All securities, certificates and instruments
      representing or evidencing ownership of the Collateral hereunder, and all proceeds and products of any Collateral hereunder, including without limitation, stock, cash, property or other dividends, securities, rights and other property now or hereafter at any time or from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Collateral; and

                  (c) Any substituted or additional Collateral required to be supplied under the terms of this Pledge Agreement.

            3. Secured Obligations of Borrower. The Collateral secures and shall hereafter secure the payment to the Company of all indebtedness now or hereafter owed to the Company by Borrower pursuant to the Note, this Agreement and any extensions, modifications and renewals thereof.

            4. Borrower's Representations and Warranties. Borrower represents and warrants:

                  (a) Borrower is (or to the extent that this Pledge Agreement states that the Collateral is to be acquired after the date hereof, will
      be) the sole owner of the Collateral; that the security interest hereunder in the Collateral is a first, prior and perfected security interest; that there are no security interests, liens or encumbrances upon, or adverse claims of title to, or any other interest whatsoever in, the Collateral or any portion thereof except that created by this Pledge Agreement; and that no financing statement covering the Collateral or any portion thereof exists or is on file in any public office; and


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                  (b)   Borrower has full right, power and authority to enter
      into this Pledge Agreement and no consent of, or registration or filing with, any person or entity, including the California Corporations Commissioner or any other governmental officer or entity, is required.

            5.    Covenants of Borrower. Borrower covenants that:

                  (a) Borrower will deliver to the Company each item of Collateral hereunder immediately upon Borrower's acquisition thereof, and will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; and

                  (b) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation or other change in the capital structure is declared or made, or proposed to be declared or made, by the Company or any issuer of the Collateral, all substituted and additional securities issued with respect to the Collateral shall be endorsed in blank by Borrower promptly upon receipt thereof or otherwise appropriately transferred to the Company in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Company to be held under the terms of this Pledge Agreement in the same manner as and as part of the Collateral. Borrower shall have the right to exercise any subscription or other rights with respect to any Collateral, with the prior written approval of such exercise by the Company; provided, however, that any securities which may be issued upon exercise of any such rights shall be delivered to the Company, with any necessary stock power, endorsed in blank and with signatures guaranteed, to be included in the Collateral.


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            6.    Defaults and Remedies.

                  (a) The occurrence of any one or more of the following events or conditions affecting Borrower shall constitute a default under this Pledge Agreement:

                        (i) Borrower fails to pay any indebtedness, perform any obligation required to be performed by him, or discharge his liability to the Company in accordance with the terms of the Note; or

                        (ii) Borrower fails to perform any obligation under this Agreement.

                  (b) Upon the occurrence of a default hereunder, the Company may, at its option, without notice to or demand upon Borrower, do any one or more of the following:

                        (i) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, specifically including, without limitation, the right to recover the attorneys' fees incurred by the Company in the enforcement of this Pledge Agreement or in connection with Borrower's redemption of the Collateral;

                        (ii) Sell the Collateral, or any portion thereof, at any public or private sale or on any securities exchange or other recognized market, for cash, upon credit or for future delivery, as the Company shall deem appropriate;

                        (iii) Enforce one or more remedies hereunder,
            successively or concurrently, and such action shall not operate to estop or prevent the Company from pursuing any other or further remedy it may have, and any repossession or


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            retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash. Borrower shall reimburse the Company upon demand for, or the Company may apply any proceeds of Collateral to, the costs and expenses (including attorneys' fees, transfer taxes and other charges) incurred by the Company in connection with any sale, disposition or retention of any Collateral hereunder.

            7.    Miscellaneous Provisions.

                  (a) Notices. Notices, requests and other communications hereunder shall be in writing and may be delivered personally or sent by telegram, telex or first class mail to the parties addressed as follows:

      To Borrower:                      Andrew J. Sobel
                                        c/o Arden Realty, Inc.
                                        11601 Wilshire Boulevard
                                        Fourth Floor
                                        Los Angeles, CA 90025-1740
                                        Facsimile:(310) 966-2699

      To the Company:                   Arden Realty, Inc.
                                        11601 Wilshire Boulevard
                                        Fourth Floor
                                        Los Angeles, CA 90025-1740
                                        Attn: President
                                        Facsimile:(310) 966-2699


      Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, but if sent by registered or certified mail, postage prepaid, shall be effective exactly three (3) business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.


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                  (b)   Headings. The various headings in this Pledge Agreement
      are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provision hereof.

                  (c) Choice of Law. This Pledge Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, without giving effect to the conflicts of law principals thereof.

                  (d) Amendments. This Pledge Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

                  (e) No Waiver. No delay in enforcing or failure to enforce any right under this Pledge Agreement by the Company shall constitute a waiver by the Company of such right. No waiver by the Company of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

                  (f) Time of the Essence. Time is of the essence of each provision of this Pledge Agreement of which time is an element.

                  (g) Binding Agreement. All rights of the Company hereunder shall inure to the benefit of its successors and assigns. Borrower shall not assign any of its interest under this Pledge Agreement without the prior written consent of the Company. Any purported assignment inconsistent with this provision shall, at the option of the Company, be null and void.


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                  (h)   Definitions. All terms not defined herein shall have the
      meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires.

                  (i) Entire Agreement. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  (j) Attorneys' Fees. If any legal action, arbitration or other proceeding, is brought for the enforcement of this Pledge Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Pledge Agreement, each of the parties hereto shall be responsible for payment of any attorneys' fees and other costs incurred by them in that action or proceeding, without regard to whomever is the prevailing party in such action or proceeding.

                  (k) Severability. If any provision of this Pledge Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

                  (l) Power of Attorney. Borrower hereby appoints and constitutes the Company as Borrower's attorney-in-fact for purposes of (i) collecting any Collateral, and (ii) conveying any item of Collateral to any purchaser thereof. This power of attorney is coupled with an interest and is irrevocable by Borrower. Notwithstanding the foregoing,


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      the Company agrees that it shall not exercise its power of attorney granted under this Section 7(l) unless and until there is a default under this Pledge Agreement.

                  (m) Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                  (n) Termination of Pledge. This Pledge Agreement and the security interest and pledge hereunder shall not terminate until the full and final payment and performance of all indebtedness and obligations secured hereunder. At such time, the Company shall reassign and deliver to Borrower all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Company in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Company, and shall be at the expense of Borrower. Without limiting the generality of the foregoing, the security interest and pledge hereunder shall not be terminated by the transfer of any of the Collateral hereunder from the Company to Borrower, or any person designated by Borrower, for the purpose of ultimate sale, exchange, presentation, collection, renewal or registration of transfer or for any other purpose.

                  (o) Release of Collateral. Borrower shall be permitted to sell any of the shares of Collateral and the Company shall release such shares from Borrower's pledge hereunder provided, however, that (i) so long as Borrower has not sold more than the aggregate shares of common stock of the Company beneficially owned by Borrower on or after the employment anniversary dates as specified below, (or the Company has consented in writing to such a sale prior to such sale):


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
                               PERCENTAGE OF SHARES THAT MAY BE     PERCENTAGE OF REMAINING SHARES THAT
        ANNIVERSARY              SOLD ON OR AFTER ANNIVERSARY       MAY BE SOLD ON OR AFTER ANNIVERSARY
 Prior to Third Anniversary                  None                                   None
           Three                              15%                                   15%
           Four                               25%                                   40%
           Five                               30%                                   70%
           Six                                30%                                  100%

      Borrower shall pay to the Company that percentage of the net (after-tax) proceeds from the sale of such shares equal to the percentage of shares of common stock of the Company pledged by the Borrower to the Company as security under this or any other agreement for obligations owing by Borrower to the Company so sold and provided further, that if as a result of any such sale the value of the remaining Collateral would be less than the aggregate amount owing under the Note after such repayment plus any other obligations of Borrower secured by the Collateral, Borrower shall pay to the Company the lesser of (x) all of the net (after-tax) proceeds from such sale and (y) as much of the net (after-tax) proceeds of such sale as would be required to result in the value of the remaining collateral being equal to or greater than the aggregate amount owing under the Note after such repayment plus any other obligations of Borrower secured by the Collateral and (ii) if Borrower has sold more than the aggregate shares of common stock of the Company beneficially owned by Borrower permitted to be sold in accordance with the table set forth above during any fiscal quarter of the Company, Borrower shall pay to the Company all of the net (after-tax) proceeds of the sale of such shares.

            IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.


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ARDEN REALTY, INC. BORROWER




By_________________________                 _____________________________
     Victor J. Coleman                            Andrew J. Sobel
     President


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